                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported)  September 17, 1998
                                                      --------------------

                      Precept Business Services, Inc.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)


           Texas                       000-23735              75-2487353
          -------                      ----------            ------------
(State or other jurisdiction          (Commission           (IRS Employer
      of incorporation                File Number)        Identification No.)


    1909 Woodall Rodgers Freeway, Suite 500, Dallas, Texas       75201
  -------------------------------------------------------------------------
           (Address of principal executive offices)            (Zip Code)


      Registrant's telephone number, including area code    (214) 754-6600
                                                           ----------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On September 17, 1998, Southern Systems Business Forms & Data Supplies, Inc., a South Carolina corporation ("Southern"), merged (the "Merger") with and into Precept Acquisition Corporation, a Texas corporation ("Sub") and a wholly-owned subsidiary of Precept Business Services, Inc., a Texas corporation (the "Company"), pursuant to that certain Agreement and Plan of Merger dated as of August 26, 1998 by and among the Company, Sub, Southern, and each of the shareholders of Southern. As a result of the Merger, Sub (which was the surviving corporation in the Merger) succeeded to the business of Southern, including all of its assets and liabilities, and the Company became the indirect owner (through Sub) of such business. Southern, based in Florence, South Carolina, was a provider of printed products, distribution services and information solutions with yearly revenues of approximately $14 million.

     To the best knowledge of the Company, at the time of the Merger there was no material relationship between (i) Southern on the one hand and (ii) the Company, or any of its affiliates, its shareholders, any director or officer of the Company, or any associate of such director or officer on the other.

     The aggregate consideration paid by the Company in the Merger was $7,500,000, payable $1,380,000 in cash, $4,740,000 by the issuance of
2,106,675 shares of the Company's Class A Common Stock, par value $.01 (fully registered under the Company's Registration Statement on Form S-4, as amended
 (No. 333-42689)), and $1,380,000 by convertible promissory notes payable by the Company. The promissory notes are unsecured, have a maturity date of September 1, 2003, and interest thereon is payable at a rate of 8.5% per annum. The promissory note is convertible into shares of the Company's Class A Common Stock based on the closing price of the Class A Common Stock on the date of conversion, or, in the event that such closing price is greater than $2.75, 75% of such closing price. The consideration for the acquisition was determined by arms-length negotiations between the parties to the Agreement and Plan of Merger.


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

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial statements of business acquired.

     The financial statements required by this item will be filed by amendment to this initial report on Form 8-K on or before December 2, 1998.

(b)  Pro forma financial information

     None required pursuant to Regulation S-X.


(c)  Exhibits.

     Exhibit No.    Description
     -----------    -----------

     2.1 Agreement and Plan of Merger dated as of August 26, 1998, by and among Precept Business Services, Inc., Precept Acquisition Corporation, Southern and the shareholders of Southern. (1)

     99.1           Press Release issued by Precept Business Services, Inc.
                    dated September 21, 1998. (1)


-----------------
     (1)  Filed herewith



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
                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PRECEPT BUSINESS SERVICES, INC.



Date: September 25, 1998                By: /s/ William W. Solomon, Jr.
                                            ---------------------------------
                                        William W. Solomon, Jr.
                                        Senior Vice President and
                                        Chief Financial Officer

                              INDEX TO EXHIBITS

Exhibit
Number    Description of Exhibit
-------   ----------------------
2.1       Agreement and Plan of Merger dated as of August 26, 1998, by and among
          Precept Business Services, Inc., Precept Acquisition Corporation,
          Southern and the shareholders of Southern. (1)

99.1      Press Release issued by Precept Business Services, Inc. dated
          September 21, 1998. (1)

------------------
     (1)  Filed herewith








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